Exhibit 10.6
SECOND AMENDMENT
TO
Cooperative Joint Venture Contract and Articles of Association of
SES (Zaozhuang) New Gas Company Ltd
between
Shandong Hai Hua Coal & Chemical Company Ltd
and
Synthesis Energy Systems Investments, Inc.

Second amendment to Cooperative Joint Venture Contract and Articles of Association of SES (Zaozhuang) New Gas Company Ltd (the “JV Company”) between Shandong Hai Hua Coal & Chemical Company Ltd (“Hai Hua”) and Synthesis Energy Systems Investments, Inc. (“SES”)
W I T N E S S E T H:
WHEREAS, Hai Hua and SES have entered into a joint venture contract dated 6 July 2006 and articles of association dated 27 July 2006 (hereinafter called the “JV Contract” and the “Articles”); and entered into an amendment agreement (the “First Amendment”) on November 8th, 2006.
WHEREAS, Hai Hua and SES wish to clarify certain sections of the JV Contract, Articles and First Amendment.
NOW, THEREFORE, it is mutually agreed by and between the Parties hereto as follows:
1.	Delete Articles 10 of the JV Contract and Articles, and Section 1 of the First Amendment, in their entirety and substitute the following in lieu thereof:
Article 10 The registered capital of the JV Company shall be USD $ 9,606,062, (approximately an equivalent RMB 75,934,960, 40% of the total investment).
(1)	SES shall contribute US Dollar $9,125,759, (approximately RMB 72,138,212) in cash as its registered capital contribution to the JV Company for a 95% Ownership Share in the JV Company; and
Hai Hua shall contribute,US Dollar equivalent $480,303, (approximately RMB 3,796,748 for a 5% Ownership Share in the JV Company.
Except as expressly revised and amended by this Amendment to the JV Contract Articles and First Amendment, the JV Contract, Articles and First Amendment in all other respects are ratified, confirmed, and shall continue in full force and effect in accordance with the original agreements and their attachments.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives on 12 February 2007 in Zaozhuang City, Shandong Province, PRC by the authorized representatives of the Parties.

Shandong Hai Hua Coal & Chemical Company Ltd.		Synthesis Energy Systems Investments, Inc.

By:	/s/ Ding Zhongmin Name: Ding Zhongmin	By:	/s/ Donald P. Bunnell Name: Donald P. Bunnell
	Title: Chairman		Title: Authorized Representative